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                                                               Exhibit 4.1
                                BALL CORPORATION
                            1997 STOCK INCENTIVE PLAN


           1. Purposes. The purpose of this 1997 Stock Incentive Plan is to promote the interest of the Corporation and its shareholders by encouraging and enabling the acquisition of a larger proprietary interest in it by key employees and directors of the Corporation upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest and the attainment of certain defined performance goals will increase the personal interest of its key employees and directors in the continued success and progress of the Corporation. It is also anticipated that the opportunity to acquire such a proprietary interest will assist the Corporation in attracting new key employees and directors.

           2. Definitions. When used in this Plan, unless the context otherwise requires:

                    A. "Award" means, individually or collectively, a grant under this Incentive Plan of Stock Options, Stock Appreciation Rights, Restricted Stock Performance Units or other Stock Incentives.

                    B. "Award Agreement" means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

                    C. "Board of Directors" or "Board" means the Board of Directors of the Corpoation as constituted at any time.

                    D. "Change in Control," as used herein, shall be deemed to have occurred if:

                           (i) any "Person," which shall mean a "person" as such term is used in Sections 13(D) and 14(D) of the Securities Exchange Act of 1934, as
                                 amended   (the  "Exchange  Act")(other than the
                                 Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation,or any company owned, directly or indirectly,by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the
                                 Exchange   Act),  directly  or  indirectly, of
                                 securities  of  the Corporation   representing
                                 30   percent  or more  of the combined  voting
                                 power of the Corporation's then outstanding securities;

                          (ii) at any time during any period of two consecu-tive years , individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                         (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Corporation
                                 outstanding    immediately   prior     thereto
                                 continuing   to  represent (either by remaining
                                 outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires 50 percent or more of the combined voting power of the Corporation's then outstanding securities; or

                          (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                  E. "Code" means the Internal Revenue Code of 1986, as amended.

                  F. "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of section 12(A) below.

                  G.     "Corporation" means Ball Corporation.

                  H. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  I. "Fair Market Value" means the closing price of the Stock as published in The Wall Street Journal report of the New York Stock Exchange-Composite Transactions, corrected for any reporting errors, or if the Stock is not traded on that day, on the first preceding day on which there was a sale of such Stock.

                  J. "General Counsel" means the General Counsel of the Corporation serving from time to time or other legal counsel appointed by the Corporation to render an opinion required by this Plan. K. "Incentive Stock
                         Option" means stock options which qualify under and meet the requirements of Section 422 of the Code.

                  L. "Linked Stock Incentives" mean Stock Incentives linked to other Stock Incentives as provided in Article 4C.

                  M.     "Non-Qualified  Stock Option" means stock options which
                         do   not   qualify  under  or meet  the requirements of
                         Section 422 of the Code.

                  N. "Option" means the Incentive Stock Options and the Non-Qualified Stock Options issued pursuant to the Plan.

                  O. "Option Price" means the price at which a share of Stock may be purchased by a Participant pursuant to an option.

                  P. "Participant" means an individual who has been granted a Stock Incentive.

                  Q. "Performance Unit Award" means a number of shares of Stock or an amount of money determined by reference to the Fair Market Value of shares of Stock, or a combination of each, that will be distributed in the future if continued employment and/or other
                         performance   objectives  or   contingencies specified
                         by the Committee are attained. Performance goals underlying awards granted under the Plan that are intended to satisfy the requirements of Section 162(m) of the Code shall be the performance goals established by the Committee, which must be met during the applicable performance period as a condition of the Participant's receipt of payment (or, if applicable, the lapse of restrictions) with respect to an award, and which are based on the attainment of thresholds with respect to one or more objective business criteria, including, but not limited to: earnings per share, return on equity,
                         pretax  profit,  post-tax   profit,  consolidated  net
                         income, stock price, market share, sales, unit sales volume, return on assets, return on invested capital, cash flow, discounted cash flow, economic value added, costs, production, unit production volume and total shareholder return. Amounts in respect of awards granted under the Plan that are intended to satisfy the applicable provisions of
                         Section 162(m) of the Code shall be paid after the end of the applicable performance period, at such time as the Committee shall determine. Unless otherwise determined by the Committee, such payments shall be made only after achievement of the applicable performance goals has been certified by the Committee. The Committee may require the Participant to deposit Stock with the Corporation, or acquire or retain for stipulated time periods specified amounts of Stock.

                  R. "Plan" means the Ball Corporation 1997 Stock Incentive Plan set forth in these pages, as amended from time to time.

                  S. "Restricted Stock Award" means shares of Stock which are issued or transferred to a Participant under section 6 below and which will become free of restrictions specified by the Committee or the Board of Directors if continued employment or service on the Board of Directors and/or other performance objectives or contingencies specified by the Committee or the Board of Directors are attained. Such other performance objectives may include, without limitation, corporate or business unit financial or operating performance measures, and such other contingencies may include the Participant's depositing with the Corporation, acquiring or retaining for stipulated time periods specified amounts of Stock.

                  T. "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

                  U.     "Section   16   Person"  means  a   person  subject  to
                         Section 16 of the Exchange Act with respect to transactions involving equity securities of the Corporation.

                  V.     "Stock"   means Common Stock, without par value, of the
                         Corporation.

                  W.     "Stock Appreciation Right" means  a right granted under
                         section 8 below, including, but not limited to, Linked Stock Appreciation Rights and Free Standing Stock Appreciation Rights.

                  X. "Stock Bonus Award" means shares of Stock or an amount of money which is determined by reference to the Fair Market Value of shares of Stock, or a combination, which are distributed to a Participant or which the Committee or the Board of Directors agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date such distribution is made. The amount of a Stock Bonus Award that is payable in shares of Stock may but need not be determined by reference to the Fair Market Value of shares of Stock. Performance Unit Awards and Restricted Stock Awards are specific types of Stock Bonus Awards.

                  Y.     "Stock Incentive" means an award   granted   under this
                         Plan in one of the forms provided for in section 4.

                  Z. "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Corporation.

           3. Eligibility. Except as hereinafter provided, each employee or director of the Corporation or a Subsidiary, who, in the judgment of the Committee or the Board of Directors, serves the Corporation or a Subsidiary as a director or in a key executive, administrative, professional or technical capacity, shall be eligible to receive Stock Incentives under the Plan. The nonemployee directors to whom Stock Incentives are to be granted under the Plan and the number of Stock Incentives to be granted to each such director shall be determined by the Board of Directors, at their sole discretion, subject to the terms and conditions of the Plan. The employees (including directors who are also employees) to whom Stock Incentives are to be granted under the Plan and the number of Stock Incentives to be granted to each employee shall be determined by the Committee, at its sole discretion, subject to the terms and conditions of the Plan.

           4.     Grants of Stock Incentives.

                  A. Subject to the provisions of the Plan, the Committee or the Board of Directors, as appropriate, may at any time, or from time to time, grant any of the following Stock Incentives to employees or directors:

                           (i)   Incentive Stock Options;

                          (ii)   Non-Qualified Stock Options;

                         (iii)   Stock Appreciation Rights; and

                          (iv) Stock Bonus Awards, which may (but need not) be Performance Unit Awards or Restricted Stock Awards.

                  B.     After a Stock Incentive has been granted:

                           (i) the Committee or the Board of Directors may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

                          (ii) with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and no additional consideration need be received by the Corporation in exchange for such waiver or amend-ment.

                  C.     The  Committee or the Board of Directors  may (but need
                         not) grant any Stock Incentive linked to another Stock Incentive. Linked Stock Incentives may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Stock Incentives shall be determined by the Committee or the Board of Directors, subject to the provisions of the Plan.

                  D. The Committee or the Board of Directors shall have the discretion to decide the terms and conditions of each Award, including, but not limited to, the number of Stock Incentives, the price, the time period that installments (if any) shall vest, performance criteria rights, acceleration of Stock Incentives and rights to exercise Stock Incentives upon termination of a Participant's employment or service on the Board of Directors.

           5.     Stock Subject to the Plan.

                  A. Subject to the provisions below of paragraph 5(C) and of section 8, the maximum number of shares of Stock which may be issued or transferred pursuant to Stock Incentives is three million (3,000,000) shares of Stock and the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, Performance Units or Restricted Stock or other Stock Bonus Awards may be granted to any employee or director in any five-year period shall be 750,000 shares of Stock.

                    B. Such shares may be authorized but unissued shares of Stock, shares of Stock held in the treasury, whether acquired by the Corporation specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to paragraph 13(D) below, as the Committee or the Board of Directors may from time to time determine; provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to paragraph 13(D) below or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain authorized but unissued shares or treasury shares (as the case may be), irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

                    C. If any shares of Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock
                         Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Corporation because of the Participant's failure to comply with the terms and conditions of a Stock Incentive or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Corporation, as the case may be, shall no longer be charged against the limitations provided for in paragraph (A) above of this section 5 and may again be made subject to Stock Incentives; provided that the number of shares not so issued or transferred and any such reacquired shares may again be made subject to Stock Incentives for Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify.

           6. Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards. Stock Bonus Awards,Performance Unit Awards and Restricted Stock Awards shall be subject to the following provisions:

                  A. An employee or director may be granted a Stock Bonus Award, Performance Unit Award or Restricted Stock Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Corporation.

                    B. Shares of Stock subject to a Stock Bonus Award may be issued or transferred to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee or the Board of Directors shall determine. In the event that any such issuance or transfer shall not be made to the
                         Participant at the time such Award is granted, the Committee or the Board of Directors may, but need not, provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares shall be issued or transferred to such Participant of amounts equal to the dividends which would have been payable to such Participant in respect of such shares (as adjusted under section 9) if such shares had been issued or transferred to such Participant at the time such Award was granted.

                    C. Any Stock Bonus Award, Performance Unit Award or Restricted Stock Award may, at the discretion of the Committee or the Board of Directors, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted; and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan, provided that the number of shares for which such cash payment is made may be made subject to Stock Incentives for Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify.

                    D. Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee or the Board of Directors shall determine; provided, however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may, but need not, be made in the form of a Performance Unit Award or a Restricted Stock Award.

                  E. Each Stock Bonus Award, Performance Unit Award and Restricted Stock Award shall be evidenced by a written instrument in such form as the Committee or the Board of Directors shall determine, signed by a representative of the Corporation duly authorized to do so, provided that such instrument is consistent with this Plan and incorporates it by reference.


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           7.     Stock Options.  Options shall be subject to the following
provisions:

                    A. Subject to the provisions of section 10, the purchase price of each share subject to an Incentive Stock Option shall be not less than 100 percent of the Fair Market Value of a share of Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110 percent of the Fair Market Value of a share of Stock on the date the Incentive Stock Option is granted) and the purchase price of each share subject to a Non-Qualified Stock Option shall be not less than the Fair Market Value of a share of Stock on the date the Non-Qualified Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee or the Board of Directors so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee or the Board of Directors.

                  B. The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier's or personal check subject to collection, or (iii) in shares of Stock. Stock which is tendered by Section 16 Persons must have been held by the Participant for at least six months prior to its tender to satisfy the Option Price. Shares of Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

                    C. Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Corporation, as the Committee or the Board of Directors may determine when the Option is granted. Subject to the foregoing and the other provisions of this section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Committee or the Board of Directors may determine. The Committee or the Board of Directors may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Corporation in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

                    D. Each Option shall be exercisable during the lifetime of the optionee only by him or his guardian or legal representative, and after death only by the person or persons to whom his rights to it shall pass by his will or by the applicable laws of descent and distribution, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Each Option shall expire at such time or times as the Committee or the Board of Directors may determine, provided that notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten (10) years, the Committee or the Board of Directors may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Corporation in exchange for such extension. The Committee or the Board of Directors may, but need not, provide for an Option to be exercisable after termination of employment or termination of a director's services until its fixed expiration date (or until an earlier date or specified event occurs).

                  E. An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Incentive Stock Options may be exercisable for the first time by any employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as may apply under the Code.

                  F. Each Option shall be evidenced by a written instrument, signed by a representative of the Corporation duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the Committee or the Board of Directors shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Committee or the Board of Directors, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing issuance of shares, on exercise of an Option, which may be nontransferable and forfeitable to the Corporation in designated circumstances.

                  G. No option shall be exercisable unless and until the Corporation (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

                  H. An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Corporate Secretary's Department accompanied by full payment of the Option exercise price in one or more of the forms authorized by the Committee or the Board of Directors and described in section 7(B) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share.

           8. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to timebe determined by the Committee and to the following terms and conditions:

                  A. Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, "Linked Stock Appreciation Rights"), or may be granted without reference to an Option ("Free-Standing Stock Appreciation Rights").

                    B. Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to a specified Option (the "related" Option). Each Linked Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to section 8(E) below if and when the holder surrenders a related Option to purchase one share of Common Stock that is then exercisable. Each Linked Stock Appreciation Right that is granted as a supplement to an Option shall entitle the holder to receive the amount determined pursuant to section 8(E) below if and when the holder purchases a share under the related Option.

                    C. Stock Appreciation Rights may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Corporation, as the Committee or the Board of Directors may determine when the Rights are granted. Subject to the foregoing and the other provisions of this section 8, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times as the Committee or the Board of Directors may determine. The Committee or the Board of Directors may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Corporation in exchange for such acceleration. Unless otherwise provided in the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

                    D. No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it was granted, and no Linked Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. If the Committee or the Board of Directors grants a Stock Appreciation Right for a lesser term than that permitted by the preceding sentence, the Committee or the Board of Directors may, at any time prior to its expiration, extend its term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Corporation in exchange for such extension. The Committee or the Board of Directors may, but need not, provide for Stock Appreciation Rights to be exercisable after termination of employment or termination of a director's services until they expire pursuant to the first sentence of this paragraph 8(D) (or until an earlier date or specified event occurs).

                    E. Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash or shares of Common Stock or a combination of each, as the Committee or the Board of Directors at their sole discretion may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Base Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued. In the case of Linked Stock Appreciation Rights, the Base Price shall be the price at which shares may be purchased under the related Option, unless the Committee or the Board of Directors specified a different price when the Rights were granted (which shall not be less than the lowest price at which the related Option could have been granted under section 7 above). In the case of Free-Standing Stock Appreciation Rights, the Base Price shall be the Fair Market Value of a share of Stock on the date the Rights were granted, unless the Committee or the Board of Directors specified a different price when the Rights were granted.

                    F. The maximum number of shares available for use under the Plan shall be charged only for the number of shares which are actually issued or transferred in settlement of Stock Appreciation Rights. In the case of an exercise of a Linked Stock Appreciation Right that is granted as an alternative to an Option, if the number of shares of Stock previously charged against the maximum number of shares available for use under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender, the excess shall be added back to the number of shares available for use under the Plan.

                  G. Stock Appreciation Rights shall be exercisable during the life of the Participant only by him or his guardian or legal representative, and after death only by the person or persons to whom his rights to it shall pass by his will or by the applicable laws of descent and distribution.

                  H. Each Stock Appreciation Right shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Committee or the Board of Directors shall determine, provided the instrument is consistent with the Plan and incorporates it by reference.

           9. Certain Change in Control, Termination of Employment and Disability Provisions. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of the Corporation shall occur, all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant. The Committee or the Board of Directors may at any time and subject to the terms and conditions as it may impose:

                  A. authorize the holder of an Option to exercise the Option following the termination of the Participant's employment or termination of a director's services with the Corporation and its Subsidiaries, or following the Participant's disability, whether or not the Option would otherwise be exercisable following such event, provided that in no event may an Option be exercised after the expiration of its term;

                  B. grant Options which become exercisable only in the event of a Change in Control;

                  C. authorize a Stock Bonus Award, Performance Unit Award or Restricted Stock Award to become nonforfeitable, fully earned and payable upon or following (i) the termination of the Participant's employment or
                         termination   of  a   director's   services   with  the
                         Corporation and its Subsidiaries, or (ii) the Participant's disability, whether or not the Award would otherwise become nonforfeitable, fully earned and payable upon or following such event; and

                  D. grant Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards which become nonforfeitable, fully earned and payable only in the event of a Change in Control.

Subject to applicable law, the Committee or the Board of Directors shall establish terms at the time of any Award as to the Participant's right to receive an Award upon the termination of the Participant's employment or termination of a director's services for any reason with the Corporation and its Subsidiaries.

         10. Adjustment Provisions. In the event that any recapitalization, reclassification, split-up or consolidation of shares of Stock shall be effected, or the outstanding shares of Stock shall be, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Corporation or any other entity or person, or a record date for determination of holders of Stock entitled to receive a dividend or other distribution payable in Stock or other property (other than normal cash dividends) shall occur, (A) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (B) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (C) the purchase price to be paid per share under outstanding and future Stock Incentives, and (D) the price to be paid per share by the Corporation or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

         11. Effective Date and Duration of Plan. The Plan shall be effective when it is approved by the Board of Directors, provided that the shareholders of the Corporation thereafter approve it within one year of that date. If the Plan is not so approved by the shareholders, the Plan (and any Stock Incentive granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect, and Stock Incentives may be granted, until Stock Incentives have been granted with respect to all shares authorized to be issued or transferred hereunder or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at that time. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         12.      Administration.

                  A. The Plan as it relates to awards to employees of the Corporation shall be administered by a Committee of the Board consisting of two or more directors appointed from time to time by the Board. The Committee shall be composed solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and "nonemployee directors" within the meaning of SEC Rule 16b-3. The Plan as it relates to awards to nonemployee directors shall be administered by the Board of Directors.

                  B. The Committee or the Board of Directors may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee or the Board of Directors shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, and (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option. The interpretation by the Committee or the Board of Directors of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee or the Board of Directors, shall be final, binding and conclusive on the Corporation, its shareholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

                  C. Each person who is or shall have been a member of the Committee or the Board of Directors shall be indemnified by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Corporation for all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the
                         Corporation's Amended Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

         13.      General Provisions.

                    A. Any provision of the Plan to the contrary notwithstanding, any derivative security issued under the Plan (within the meaning of SEC Rule 16a-1, 17 CFR
                         Section 240.16a-1), including, without limitation, any Option or Stock Appreciation Right, shall not be transferable by the Participant other than by will or the laws of descent and distribution or in accordance with the Plan. Stock Incentives, including, but not limited to, Stock Options, Stock Appreciation Rights, Performance Units or other Stock Bonus Awards, may not be sold, transferred, pledged, assigned or otherwise donated or hypothecated, other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. Any attempt of assignment, transfer, pledge, hypothecation or other disposition of any Stock Incentive granted hereunder which is contrary to the provisions of the Plan or the levy of any attachment or similar proceedings upon the Plan or any Stock Incentive shall be null and void.

                         Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee or the Board of Directors and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee or the Board of Directors at their sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his lifetime only to such Participant. Any levy of any attachment or similar proceedings upon any Restricted Stock shall be null and void.

                  B. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment of the Corporation or a Subsidiary, or shall affect the right of the Corporation or a Subsidiary to terminate the employment of any person at any time with or without cause.

                  C. No shares of Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Corporation any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

                  D. No person (individually or as a member of a group), or other person claiming under or through him, shall have any right, title or interest in or to any shares of Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive, except as to such shares of Stock, if any, as shall have been issued or transferred to him. The Committee or the Board of Directors may, but need not, provide at any time or from time to time (including, without limitation, upon or in contemplation of a
                         Change in Control) for a number of shares of Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including, but not limited to, a grantor trust) for the purpose of satisfying the Corporation's obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

                  E. The Corporation and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Committee or the Board of Directors may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Participant, by having the Corporation withhold all or any part of the shares of Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

                  F. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers or employees generally, or to any class or group of such persons, which the Corporation or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

                  G. Any provision of the Plan to the contrary notwithstanding: (i) the Committee or the Board of Directors may impose such conditions on any Stock Incentive as they may determine, on the advice of counsel, are necessary or desirable to satisfy any exemption from Section 16 of the Exchange Act for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify, including, without limitation, SEC Rule 16b-3; (ii) transactions by or with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3 unless the Committee or the Board of Directors determines otherwise; (iii) transactions by or with respect to persons whose remuneration would not be deductible by the Corporation but for compliance with the provisions of Section 162(m)(4)(C) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee or the Board of Directors determines otherwise; (iv) the Plan is intended to give the Committee or the Board of Directors the authority to grant awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee or the Board of Directors from exercising the authority referred to in clause (iv) above or that would prevent an award that the Committee or the Board of Directors intends to qualify as performance-based compensation under Code
                         Section 162(m)(4)(C) from so qualifying or that would prevent any transaction by or with respect to a Section 16 Person from qualifying for any exemption from
                         Section 16 of the Exchange Act for which the Corporation intends such transaction to qualify (including SEC Rule 16b-3), shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. With respect to Awards granted under the Plan that are intended to satisfy the applicable provisions of Section 162(m) of the Code, the Committee or the Board of Directors shall have full power and discretion to establish and administer performance goals, establish performance periods and to certify that performance goals have been attained, to the fullest extent required to comply with Section 162(m) of the Code.

                  H. By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Corporation, its agents and employees, the Board of Directors and the Committee.

                  I. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

                  J. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

         14. Amendment And Termination. The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Indiana law, the Code (including, without limitation, Code Section 162(m)(4) and Code Section 422, including Proposed Treasury Regulation Section 1.422A(B)(iv)), any applicable exemption from Section 16 of the Exchange Act (including, without limitation, SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify, any national securities exchange or system on which shares of Stock are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the Participant.